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                                 EXHIBIT 10(c)


                                 WD-40 COMPANY
                                 -------------

                      SUPPLEMENTAL RETIREMENT BENEFIT PLAN
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     WD-40 COMPANY, a California corporation (hereinafter called "Company")
and ________________ (hereinafter called "Employee") hereby agree as follows:

     1. Employee is presently employed by the Company and it is contemplated that Employee will retire on or about ________________; Company or Employee may, however, terminate Employee's employment at any time and nothing herein shall be construed as a contract for continued employment for any specified period of time.

     2. Upon the retirement of Employee on or after ________________, Company shall pay to Employee a supplemental retirement benefit in quarterly payments for a period of fifteen (15) years commencing January 1, ____ and ending October 1, ____. The payment amounts shall be made on January 1, April 1, July 1 and October 1 in an amount equal to one-sixteenth (1/16) of Employee's base salary as of the date of his retirement as such amount shall last have been determined by the Company's Board of Directors. Such payments shall be subject to any required withholding for federal or state income or payroll taxes.

     3. Upon the death of Employee prior to receiving all of the aforesaid payments, such payments shall continue to be paid to such other person or persons as the Employee shall

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hereafter designate in writing to Company.  If no designated beneficiary survives to receive all such remaining payments, such payments shall be made to the Employee's estate.

     4. If the Company shall elect to purchase a life insurance contract to provide Company with funds to make payment hereunder, Company shall at all times be the sole and complete owner and beneficiary of any such contract and shall have the unrestricted right to use all amounts and exercise all options and privileges thereunder; neither Employee nor beneficiary nor any other person shall have any right, title or interest whatsoever in or to any such life insurance contract.

     5. The designated beneficiary or any other person or persons having any claim or right to payment hereunder shall rely solely on the unsecured promise of the Company set forth herein and nothing in this agreement shall be construed to give the Employee, beneficiary or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Company. The designated beneficiary or other person or persons shall have the right to enforce his claim against the Company in the same manner as an unsecured creditor.

     6. This agreement may be amended at any time upon the written agreement of the parties.

     7. Neither Employee nor any designated beneficiary nor any other person entitled to payment hereunder shall have the right to transfer, assign, pledge or otherwise encumber any such payment hereunder nor shall any such payment be subject to seizure for the payment of any debt or judgment, or be

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transferrable by operation of law in the event of bankruptcy or insolvency.

     In the event of any attempted transfer, assignment or other encumbrance or levy, the Company shall have no further liability hereunder.

     8. In the event of the death of Employee prior to retirement or termination of service with the Company, no retirement benefit hereunder shall be payable.

     IN WITNESS WHEREOF, the undersigned have executed this agreement this _____ day of _______________, 19__.


     Company:                                WD-40 COMPANY


                                             By ______________________________
                                                 Gerald C. Schleif, President


                                             Attest:


                                             _________________________________
                                             Harlan F. Harmsen, Secretary



     Employee:                               _________________________________

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